Free Writing Prospectus

Filed Pursuant to Rule 433

Dated August 12, 2010

Registration Statement No. 333-146701

*New Issue* $200mm AMCAR 2010-B *PRICED*

Sole Lead (Books): RBS

Co-Managers: CS, DB, JPM, UBS

CLS	AMT (mm)	WAL	S&P/MDY	WNDW	EXP	LEGL	BNCH SPD	YLD	$PX	CPN
A1	$36.800	0.18	A-1+/P-1	1-5	01/11	09/11	iLIB+ 5	0.37690%	100.00000	0.37690%
A2	$69.000	0.99	AAA/Aa3	5-21	05/12	02/14	EDSF+ 70	1.183%	99.99992	1.18%
A3	$94.200	2.93	AAA/Aa3	21-47	07/14	11/17	intS+150	2.509%	99.98317	2.49%

WRAP PROVIDER: OFFERING TYPE: ERISA ELIGIBLE: EXPECTED SETTLEMENT: FIRST PAY: BBERG TICKER: BILL & DELIVER:	ASSURED GUARANTY PUBLIC YES AUGUST 19TH, 2010 SEPTEMBER 7, 2010 AMCAR 2010-B RBS

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbs.com

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